EXHIBIT 99.1

FOR:	UCBH Holdings, Inc.

CONTACT:	Jonathan H. Downing
Executive Vice President
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Sheryl Seapy
(949) 608-0841
For Immediate Release
UCBH Holdings, Inc. Signs Agreement for China Minsheng Banking Corp., Ltd. to
Make Minority Strategic Investment
~ Strategic Alliance Will Significantly Enhance Both Companies’
Competitive Advantages and Business Opportunities ~
     SAN FRANCISCO, CALIFORNIA, October 7, 2007 — UCBH Holdings, Inc. (“UCBH”) (NASDAQ: UCBH), the holding company of United Commercial Bank (UCBTM), headquartered in San Francisco, California, announced today that UCBH and China Minsheng Banking Corp., Ltd. (“Minsheng”), have entered into an agreement for Minsheng to acquire an aggregate 9.9% ownership interest in UCBH, with a mutual option to increase the ownership to 20.0%.
     Pursuant to the terms of the agreement and subject to regulatory approvals, Minsheng will acquire 9.9% of UCBH in two phases. In the first phase, which is anticipated to close in the fourth quarter of 2007, UCBH will issue approximately 5.4 million shares of its common stock to Minsheng at a price of $17.79, representing the 90-day average UCBH closing price as of the close on September 28, 2007. Following the share issuance, Minsheng will own 4.9% of UCBH. This share issuance will fully satisfy the equity funding needs for UCBH’s pending acquisition in China, which was announced in March 2007 and which we anticipate closing in the fourth quarter of 2007.
     In the second phase, which is anticipated to close in 2008, Minsheng will increase its ownership to 9.9% through, at the discretion of UCBH, a combination of the purchase of secondary shares and/or the issuance of primary shares. Any primary shares will be issued at a premium of up to 5.0% above the previous 90-day average UCBH closing price.
     By June 30, 2009, conditioned upon mutual agreement and regulatory approvals, Minsheng may increase its share ownership to 20.0% through, at the discretion of UCBH, a combination of the purchase of secondary shares and/or the issuance of primary shares. Any primary shares will be issued at a premium of up to 15.0% above the previous 90-day average UCBH closing price.
     Historically significant, this transaction marks the first Mainland Chinese bank to successfully make a strategic investment in a U.S. bank. UCBH will be the only bank in the United States with a primary focus on the Chinese markets that has a financial and strategic link to a leading banking institution in Mainland China. Minsheng currently has $111.9 billion in assets, a market capitalization of $30.1 billion, 298 branches, and 1,370 ATMs throughout major cities in the wealthy coastal areas of China.

     The transaction has strong strategic merits for UCBH:
1.	Validates investment thesis and Greater China strategy

2.	Broadens access to capital to fund future expansion

3.	Enhances UCBH platform for cross-border business

4.	Increases customer convenience and better positions UCBH to increase U.S. market share

5.	Deepens cross-border expertise to better position UCBH for growth in China
     Following the initial investment of 4.9%, Minsheng will recommend one director to be appointed to the Board of Directors of UCBH to a newly created board seat and will also appoint one non-executive senior manager to UCBH. Upon Minsheng reaching the 9.9% threshold, UCBH will have the right to recommend one director to be appointed to the Board of Directors of Minsheng. Minsheng is subject to a three-year standstill period and a voting agreement, and Minsheng will not have any UCBH Board or management and operational control.
     “We are pleased to form this strategic alliance with Minsheng, a successful company with an outstanding track record. We welcome Minsheng as a long-term shareholder of UCBH and strongly believe that this partnership will create very significant competitive advantages for both Minsheng and UCBH, which will allow both companies to expand their business opportunities and increase market share. Most importantly, this alliance will enable customers of both Minsheng and UCBH to conduct business with a broader scope of products and services more conveniently and efficiently,” said Mr. Thomas S. Wu, Chairman, President, and Chief Executive Officer of UCBH Holdings, Inc.
     Minsheng’s Chairman Dong Wenbiao commented, “We are excited to begin what we believe will be a long-term and successful relationship between UCBH and Minsheng. The relationship will be beneficial to both parties involved. We think very highly of the UCBH franchise and its management team, and we are confident that this transaction will prove to be an attractive and successful long-term investment for Minsheng.”
     Merrill Lynch & Co., Inc. acted as exclusive financial advisor to UCBH, and Squire, Sanders & Dempsey L.L.P. acted as legal counsel to UCBH. Shearman & Sterling LLP acted as legal counsel to Minsheng.
     Teleconference and Webcast
     UCBH will hold a conference call and audio webcast on Monday, October 8, 2007, at 8:00 a.m. Pacific time to discuss the details of the agreement. The webcast and slide presentation will be available through a link on the Investor Relations page of the Company’s web site at www.ucbh.com. If you are unable to listen to the webcast live, a replay will be available at www.ucbh.com.
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. With $10.65 billion in assets as of June 30, 2007, the Bank has 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, eight branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, a branch in Hong Kong, and representative offices in Shanghai and Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     About China Minsheng Banking Corp., Ltd.
     China Minsheng Banking Corp., Ltd. is a joint-stock commercial bank established in the People’s Republic of China in 1996 with a current market capitalization of $30.1 billion. Minsheng is publicly traded on the Shanghai Stock Exchange. With $111.9 billion in total assets as of June 30, 2007, Minsheng maintains 298 branch outlets and 1,370 ATM locations in the wealthy coastal areas of China. The scope of services offered by Minsheng include: full retail and commercial deposit services, short-, medium- and long-term loans, entrusted loans, domestic and international settlement, receivable financing, issuing financial institution bonds, acting in the capacity of agent to issue, settle and underwrite government bonds, trading bonds issued by financial institutions, government and corporations, inter-bank borrowing and lending; foreign exchange trading, trading other derivative financial instruments for the bank or on behalf of its customers, letters of credit and financial guarantees, complete wire services, and insurance products, safe deposit box service, credit cards and fiduciary service for national social insurance funds. For additional information, visit the web site for China Minsheng Banking Corp., Ltd. at www.cmbc.com.cn.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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